Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Willbros Group, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18421-01, 333-53748-01, 333-74290-01, 333-135543-01, 333-139353-01, 333-151795-01, 333-151796-01 and 333-167940) and on Form S-3 (Nos. 333-173446 and 333-174406) of Willbros Group, Inc. of our report dated April 9, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 9, 2012